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                                                                     Exhibit 3.2



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         TRAVELCENTERS OF AMERICA, INC.
                      ------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                      ------------------------------------


         TravelCenters of America, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify as follows:

         FIRST: Section 8.1 of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "PROCEEDING"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "OTHER ENTITY"), all such persons being deemed to be "Eligible Persons" against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.


         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, TravelCenters of America, Inc. has caused this
Certificate to be duly executed in its corporate name this 24th day of July, 1998.

                                                 TRAVELCENTERS OF AMERICA, INC.


                                                 By: /s/ Edwin P. Kuhn
                                                     -----------------
                                                     Name: Edwin P. Kuhn
                                                     Title:  President and CEO